Exhibit 10.1

FIRST EXTENSION AGREEMENT

FIRST EXTENSION AGREEMENT, as of March 27, 2019 (the “First Extension Agreement”), between China Xiangtai Food Co., Ltd a Cayman Islands exempted company with limited liability (collectively with its subsidiaries, including, without limitation, all entities disclosed or described as being subsidiaries of the Company in the Underwriting Agreement, the “Company”) and Boustead Securities, LLC, having an address at 6 Venture, Suite 265, Irvine, CA 92618 USA (the “Underwriter”), extending the Underwriting Agreement dated October 1, 2018 between the Company and the Underwriter (the “Underwriting Agreement”).

WHEREAS, under the terms of the Underwriting Agreement, the “Offering Period” shall commence on the day that the Prospectus is first made available to prospective investors in connection with the Offering and shall continue until the “Offering Termination Date,” which may be, at the option of the Company and the Underwriter, (i) a date mutually acceptable to the Company and the Underwriter after which at least 1,000,000 Placement Shares are sold at the Purchase Price (the “Minimum Offering”); (ii) such time as 3,000,000 shares of Placement Shares are sold at the Purchase Price (the “Maximum Offering”); or (iii) the close of business on the 180th day after the date of the Prospectus, unless extended for an additional period of 45 days by the Company and the Underwriter; and

WHEREAS, the parties are desirous and agreeable to extending the Offering Period for an additional period of 45 days.

NOW, THEREFORE, in consideration of the promises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1.       Section 1.1.5. of the Underwriting Agreement shall be deleted in its entirety and replaced with the following:

“1.1.5.          Offering Termination Date. The “Offering Period” shall commence on the day that the Prospectus is first made available to prospective investors in connection with the Offering and shall continue until the “Offering Termination Date,” which may be, at the option of the Company and the Underwriter, (i) a date mutually acceptable to the Company and you after which at least 1,000,000 Placement Shares are sold at the Purchase Price (the “Minimum Offering”); (ii) such time as 3,000,000 shares of Placement Shares are sold at the Purchase Price (the “Maximum Offering”); or (iii) the close of business on the 225th day after the date of the Prospectus. The Company and you agree that unless at least 1,000,000 Placement Shares offered are sold on or before the Offering Termination Date, all funds that have been sent to the Escrow Account (as hereinafter defined) for the Placement Shares will be returned to the investors.”

2.       Unless otherwise defined, all the terms used herein shall have the same meaning as in the Underwriting Agreement.

3.       Except to the extent specifically modified herein, the terms and conditions set forth in the Underwriting Agreement are incorporated herein as if fully set forth and this First Extension Agreement and the Underwriting Agreement constitute the entire understanding between the parties hereto with respect to the parties hereto with respect to the subject matter hereof and thereof.

4.       This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

CHINA XIANGTAI FOOD CO., LTD.			Boustead Securities, LLC

By:	/s/ Zeshu Dai		By:	/s/ Keith More
	Name:	Zeshu Dai		Name:	Keith Moore
	Title:	Chairman		Title:	CEO